Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of FalconStor Software, Inc. on Form S-8 (File No. 333-212717) of our report dated March 10, 2022 with respect to our audits of the consolidated financial statements of FalconStor Software, Inc. as of December 31, 2021 and 2020 and for the year then ended, which report is included in this Annual Report on Form 10-K of FalconStor Software, Inc. for the year ended December 31, 2021.

/s/ Marcum LLP

Marcum LLP
Costa Mesa, CA
March 10, 2022